Exhibit 99.1

CommScope Reports Third Quarter 2021 Results

•
Third quarter net sales decreased 3% year-over-year for consolidated company
•
Core CommScope third quarter net sales increased 6% year-over-year*
•
Momentum builds in Outdoor Wireless Networks and Venue and Campus Networks as net sales increased 31% and 8% year-over-year, respectively

Third Quarter Highlights

•
Net sales of $2.105 billion
•
Core net sales of $1.690 billion*
•
GAAP net loss of $124.2 million
•
Non-GAAP adjusted EBITDA of $259.1 million
•
Core adjusted EBITDA of $274.6 million*
•
Cash flow generated by operations of $67.1 million and non-GAAP adjusted free cash flow of $64.3 million

* References to certain supplementary “Core” financial measures reflect the results of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. Core financial measures exclude the results and performance of the Home Networks segment. See the third quarter segment comparison tables below showing the aggregation of the Core financial measures.

HICKORY, NC, November 4, 2021 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended September 30, 2021.

	Summary of Consolidated Results
	Q3	Q3	% Change
	2021	2020	YOY
	(in millions, except per share amounts)
Net sales	$2,105.3	$2,168.1	(2.9)%
Core net sales (1)	1,690.2	1,594.6	6.0
GAAP net loss	(124.2)	(116.3)	6.8
GAAP net loss per share	(0.68)	(0.66)	3.0
Non-GAAP adjusted EBITDA (2)	259.1	341.9	(24.2)
Core adjusted EBITDA (1)	274.6	311.5	(11.8)
Non-GAAP adjusted net income per diluted share (2)	0.29	0.51	(43.1)%

(1) “Core” financial measures reflect the results of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. Core financial measures exclude the results of the Home Networks segment. See the third quarter segment comparison tables below showing the aggregation of the Core financial measures.

(2) See Description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below

“Our third quarter performance and financial results reflect the ongoing challenges associated with the global supply chain disruption, increased costs of materials and freight, and semiconductor chip shortage occurring across our industry and broader economy,” said Chuck Treadway, president and chief executive officer. “While we continue to experience strong demand for CommScope’s products and services, we expect these significant headwinds to persist in the near-term. We are actively and swiftly addressing external pressures and are engaging with our customer base regarding pricing adjustments, as well as operational measures to make up for inflation effects. Our teams remain laser focused on executing on our CommScope NEXT strategy and achieving our goals of incremental growth, cost optimization and shareholder value creation.”

Treadway continued, “I thank our employees for remaining resilient through the continued challenges of the pandemic and operating environment. I am proud of the unwavering support of our team to mitigate these issues and position CommScope for the next level of growth and profitability.”

“While I have only been in my new role as CFO for a week, I am more committed than ever to accelerating the Company’s transformation and driving our success through our CommScope NEXT initiatives,” said Kyle Lorentzen, chief financial officer. “During the third quarter, we continued to make excellent progress on CommScope NEXT, and we now have more than 100 targeted initiatives already underway or ready for implementation. As we continue progressing into the next phase of CommScope NEXT, my priorities will include defining milestone metrics, ensuring CommScope is properly resourced, executing on investment decisions and challenging the team to continue to build upon CommScope NEXT with new, innovative ideas.”

Third Quarter Results and Comparison

In early April 2021, CommScope announced its plan to spin-off the Home Networks business to form a new stand-alone publicly traded company. Also in the second quarter of 2021, management shifted certain product lines from the Company’s Broadband segment to its Home segment to better align with how the business is being managed in light of the planned spin-off of the Home Networks business. All prior period amounts have been recast to reflect these operating segment changes.

In this comparison discussion, reference is made to certain supplementary “Core” financial measures, which reflect the results of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. Core financial measures exclude the results of the Home Networks segment. These metrics represent the business segments as reported by CommScope. However, the ultimate definition of the Home Networks business that CommScope expects to spin-off may vary, and future results may differ materially.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Net sales in the third quarter of 2021 decreased 2.9% year over year to $2.11 billion. Core net sales increased 6.0% year over year primarily due to higher net sales in the Outdoor Wireless Networks and Venue and Campus Networks segments.

Net loss of $(124.2) million, or $(0.68) per share, in the third quarter of 2021, increased 6.8% compared to the prior year period's net loss of $(116.3) million, or $(0.66) per share. Non-GAAP adjusted net income for the third quarter of 2021 was $72.2 million, or $0.29 per share, versus $123.1 million, or $0.51 per share, in the third quarter of 2020.

Non-GAAP adjusted EBITDA decreased 24.2% to $259.1 million in the third quarter of 2021 compared to the same period last year. Non-GAAP adjusted EBITDA decreased to 12.3% of net sales in the third quarter of 2021 compared to 15.8% of net sales in the same prior year period. Core segment adjusted EBITDA decreased 11.8% in the third quarter of 2021 and decreased to 16.2% of net sales compared to 19.5% of net sales in the prior year period. The negative impact of COVID-19 on our financial performance has eased somewhat during 2021, with network strain driving increased demand for certain of our Broadband segment products although net sales of these products have been tempered by capacity constraints. The recovery in demand has also had unfavorable business impacts, including commodity inflation (primarily copper and resins), logistics cost increases, extended lead times and certain component part shortages. All of the Company’s segments experienced supply shortages and extended lead times for certain materials that negatively affected our ability to meet customer demand for our products. We expect certain of these unfavorable impacts to continue for the remainder of 2021 and into 2022.

Third Quarter Comparisons

Sales by Region

			% Change
	Q3 2021	Q3 2020	YOY
United States	$1,201.8	$1,318.2	(8.8)%
Europe, Middle East and Africa	418.8	407.3	2.8
Asia Pacific	228.4	219.1	4.2
Caribbean and Latin America	156.2	149.9	4.2
Canada	100.1	73.6	36.0
Total net sales	$2,105.3	$2,168.1	(2.9)%

Segment Net Sales

			% Change
	Q3 2021	Q3 2020	YOY
Broadband	$779.7	$811.0	(3.9)%
Outdoor Wireless	355.6	271.8	30.8
Venue and Campus	554.9	511.8	8.4
Core net sales	1,690.2	1,594.6	6.0
Home	415.1	573.5	(27.6)
Total net sales	$2,105.3	$2,168.1	(2.9)%

Segment Operating Income (Loss)

			% Change
	Q3 2021	Q3 2020	YOY
Broadband	$50.8	$75.0	(32.3)%
Outdoor Wireless	43.2	26.0	66.2
Venue and Campus	(4.6)	(43.2)	(89.4)
Core operating income	89.4	57.8	54.7
Home	(68.4)	(2.0)	3,320.0
Total operating income	$21.0	$55.8	(62.4)%

Segment Adjusted EBITDA (See Description of Non-GAAP Financial Measures)

			% Change
	Q3 2021	Q3 2020	YOY
Broadband	$158.1	$202.3	(21.8)%
Outdoor Wireless	60.5	53.6	12.9
Venue and Campus	56.0	55.6	0.7
Core adjusted EBITDA	274.6	311.5	(11.8)
Home	(15.5)	30.4	(151.0)
Total segment adjusted EBITDA	$259.1	$341.9	(24.2)%

Broadband Networks

•
Net sales of $779.7 million, decreased 3.9% from prior year driven by declines in Access Technologies and Converged Network Solutions, partially offset by growth in Network Cable & Connectivity.

Outdoor Wireless Networks

•
Net sales of $355.6 million, increased 30.8% from prior year driven by growth in Macro Tower Solutions.

Venue and Campus Networks

•
Net sales of $554.9 million, increased 8.4% from prior year primarily driven by growth in Indoor Copper Enterprise and Indoor Fiber Enterprise, offset by declines in RUCKUS Networks and DAS and Small Cell.

Home Networks

•
Net sales of $415.1 million, decreased 27.6% from prior year driven by declines in Home Media Solutions and Broadband Connectivity Devices.

Cash Flow and Balance Sheet

•
GAAP cash flow from operations was $67.1 million.
•
Non-GAAP adjusted free cash flow was $64.3 million after adjusting operating cash flow for $36.0 million of additions to property, plant and equipment, $6.9 million of cash paid for restructuring costs and $26.3 million of cash paid for transaction, transformation and integration costs.
•
Ended the quarter with $411.5 million in cash and cash equivalents.
•
As of September 30, 2021, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $686.4 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1.098 billion.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter 2021 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned spin-off of the Home Networks business. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Michael McCloskey, CommScope
+1 828-431-9874
Michael.McCloskey@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments. They do not include the results of the Home Networks segment. The aggregate results of the Core segments and the results of the Home Networks segment represent the business segments as reported by CommScope and may not represent the ultimate definitions of the remaining CommScope businesses and the Home business after the previously announced planned spin-off. Future results may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,”

“estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the planned spin-off of the Home Networks business, including uncertainty regarding whether such transaction will be commenced or completed and the timing and value of such transaction; risks related to the potential separation of the Home Networks business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; selling or discontinuing one or more of our product lines; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; the use of open standards; the long-term impact of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or a potential global trade war and potential changes to laws and policies as a result of a new administration in the United States, that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers, supply chain and the global economy; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2020 Annual Report on Form 10-K and our Quarterly Report on

Form 10-Q for the quarter ended March 31, 2021, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales	$2,105.3	$2,168.1	$6,362.6	$6,304.1
Cost of sales	1,452.3	1,432.6	4,364.1	4,271.3
Gross profit	653.0	735.5	1,998.5	2,032.8
Operating expenses:
Selling, general and administrative	314.3	296.7	909.3	898.7
Research and development	167.8	184.6	515.6	541.1
Amortization of purchased intangible assets	153.0	158.1	461.9	473.5
Restructuring costs (credits), net	(3.1)	40.3	100.2	83.6
Asset impairments	—	—	—	206.7
Total operating expenses	632.0	679.7	1,987.0	2,203.6
Operating income (loss)	21.0	55.8	11.5	(170.8)
Other expense, net	(32.3)	(16.9)	(29.8)	(30.2)
Interest expense	(148.6)	(147.2)	(424.1)	(437.7)
Interest income	0.5	1.3	1.5	4.2
Loss before income taxes	(159.4)	(107.0)	(440.9)	(634.5)
Income tax (expense) benefit	35.2	(9.3)	65.3	37.2
Net loss	(124.2)	(116.3)	(375.6)	(597.3)
Series A convertible preferred stock dividend	(14.3)	(14.1)	(43.0)	(41.8)
Net loss attributable to common stockholders	$(138.5)	$(130.4)	$(418.6)	$(639.1)

Loss per share:
Basic	$(0.68)	$(0.66)	$(2.06)	$(3.26)
Diluted (a)	$(0.68)	$(0.66)	$(2.06)	$(3.26)
Weighted average shares outstanding:
Basic	204.2	196.9	203.3	195.9
Diluted (a)	204.2	196.9	203.3	195.9
(a) Calculation of diluted loss per share:
Net loss (basic and diluted)	$(138.5)	$(130.4)	$(418.6)	$(639.1)

Weighted average shares (basic)	204.2	196.9	203.3	195.9
Dilutive effect of equity-based awards	—	—	—	—
Denominator (diluted)	204.2	196.9	203.3	195.9

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$411.5	$521.9
Accounts receivable, less allowance for doubtful accounts of $45.6 and $40.3, respectively	1,506.2	1,487.4
Inventories, net	1,252.2	1,088.9
Prepaid expenses and other current assets	268.6	256.3
Total current assets	3,438.5	3,354.5
Property, plant and equipment, net of accumulated depreciation of $775.1 and $705.7, respectively	664.6	684.5
Goodwill	5,253.7	5,286.5
Other intangible assets, net	3,179.9	3,650.4
Other noncurrent assets	715.3	600.9
Total assets	$13,252.0	$13,576.8
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$1,170.1	$1,010.8
Accrued and other liabilities	884.6	910.6
Current portion of long-term debt	32.0	32.0
Total current liabilities	2,086.7	1,953.4
Long-term debt	9,481.0	9,488.6
Deferred income taxes	199.1	206.2
Other noncurrent liabilities	526.8	531.8
Total liabilities	12,293.6	12,180.0
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,041.8	1,041.8
Stockholders' equity (deficit):
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,041,819 Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; issued and outstanding shares: 204,247,592 and 200,095,232, respectively	2.2	2.1
Additional paid-in capital	2,536.3	2,512.9
Accumulated deficit	(2,128.3)	(1,752.7)
Accumulated other comprehensive loss	(217.5)	(155.9)
Treasury stock, at cost: 10,838,972 shares and 9,223,081 shares, respectively	(276.1)	(251.4)
Total stockholders' equity (deficit)	(83.4)	355.0
Total liabilities and stockholders' equity (deficit)	$13,252.0	$13,576.8

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating Activities:
Net loss	$(124.2)	$(116.3)	$(375.6)	$(597.3)
Adjustments to reconcile net loss to net cash generated by operating activities:
Depreciation and amortization	203.0	209.9	595.8	618.8
Equity-based compensation	21.0	34.0	61.0	90.0
Deferred income taxes	(77.0)	(27.2)	(158.1)	(96.6)
Asset impairments	—	—	—	206.7
Changes in assets and liabilities:
Accounts receivable	137.7	167.4	(36.2)	200.9
Inventories	(108.6)	(56.8)	(173.5)	(130.3)
Prepaid expenses and other assets	(21.3)	20.5	11.0	32.2
Accounts payable and other liabilities	1.5	(87.7)	170.5	(25.0)
Other	35.0	28.4	39.8	39.1
Net cash generated by operating activities	67.1	172.2	134.7	338.5
Investing Activities:
Additions to property, plant and equipment	(36.0)	(25.8)	(96.2)	(73.5)
Proceeds from sale of property, plant and equipment	1.3	0.1	2.6	0.2
Cash paid for Cable Exchange acquisition	—	(3.5)	—	(3.5)
Payments upon settlement of net investment hedge	—	—	(18.0)	—
Net cash used in investing activities	(34.7)	(29.2)	(111.6)	(76.8)
Financing Activities:
Long-term debt repaid	(1,258.0)	(1,058.0)	(1,274.0)	(1,174.0)
Long-term debt proceeds	1,250.0	700.0	1,250.0	950.0
Debt issuance costs	(9.6)	(11.6)	(9.6)	(11.6)
Debt extinguishment costs	(34.4)	(14.9)	(34.4)	(14.9)
Dividends paid on Series A convertible preferred stock	(14.3)	—	(43.0)	—
Proceeds from the issuance of common shares under equity-based compensation plans	1.6	0.1	5.5	1.0
Tax withholding payments for vested equity-based compensation awards	(0.1)	(4.0)	(24.7)	(10.3)
Other	2.6	—	2.5	—
Net cash used in financing activities	(62.2)	(388.4)	(127.7)	(259.8)
Effect of exchange rate changes on cash and cash equivalents	(4.9)	4.8	(5.8)	(17.3)
Change in cash and cash equivalents	(34.7)	(240.6)	(110.4)	(15.4)
Cash and cash equivalents at beginning of period	446.2	823.4	521.9	598.2
Cash and cash equivalents at end of period	$411.5	$582.8	$411.5	$582.8

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss, as reported	$(124.2)	$(116.3)	$(375.6)	$(597.3)
Income tax expense (benefit), as reported	(35.2)	9.3	(65.3)	(37.2)
Interest income, as reported	(0.5)	(1.3)	(1.5)	(4.2)
Interest expense, as reported	148.6	147.2	424.1	437.7
Other expense, net, as reported	32.3	16.9	29.8	30.2
Operating income (loss), as reported	$21.0	$55.8	$11.5	$(170.8)
Adjustments:
Amortization of purchased intangible assets	153.0	158.1	461.9	473.5
Restructuring costs (credits), net	(3.1)	40.3	100.2	83.6
Equity-based compensation	21.0	34.0	61.0	90.0
Asset impairments	—	—	—	206.7
Transaction, transformation and integration costs	26.2	4.8	62.7	17.8
Acquisition accounting adjustments	2.8	5.1	9.0	15.8
Patent claims and litigation settlements	5.0	(1.4)	46.5	11.4
Executive severance	—	6.3	—	6.3
Depreciation	33.2	38.9	103.6	118.7
Total adjustments to operating income (loss)	238.1	286.1	844.9	1,023.8
Non-GAAP adjusted EBITDA	$259.1	$341.9	$856.4	$853.0

Net loss, as reported	$(124.2)	$(116.3)	$(375.6)	$(597.3)
Adjustments:
Total pretax adjustments to adjusted EBITDA	204.9	247.2	741.3	905.1
Pretax amortization of debt issuance costs and OID (1)	16.7	12.8	30.2	26.5
Pretax loss on debt transactions (2)	34.4	14.9	34.4	14.9
Tax effects of adjustments and other tax items (3)	(59.5)	(35.5)	(164.1)	(122.1)
Non-GAAP adjusted net income	$72.3	$123.1	$266.2	$227.1
GAAP EPS, as reported (4)	$(0.68)	$(0.66)	$(2.06)	$(3.26)
Non-GAAP adjusted diluted EPS (5)	$0.29	$0.51	$1.08	$0.96

(1) Included in interest expense.
(2) Included in other expense, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP EPS was calculated using net loss attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) The Company’s definition of non-GAAP adjusted diluted EPS is non-GAAP adjusted net income, excluding the Series A convertible preferred stock dividend, divided by weighted average shares outstanding assuming the if-converted method, which reflects the conversion of the Series A convertible preferred stock.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q3 2021	Q3 2020	YOY
United States	$1,201.8	$1,318.2	(8.8)%
Europe, Middle East and Africa	418.8	407.3	2.8
Asia Pacific	228.4	219.1	4.2
Caribbean and Latin America	156.2	149.9	4.2
Canada	100.1	73.6	36.0
Total net sales	$2,105.3	$2,168.1	(2.9)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q3 2021	Q3 2020	YOY
Broadband	$779.7	$811.0	(3.9)%
Outdoor Wireless	355.6	271.8	30.8
Venue and Campus	554.9	511.8	8.4
Core net sales (1)	1,690.2	1,594.6	6.0
Home	415.1	573.5	(27.6)
Total net sales	$2,105.3	$2,168.1	(2.9)%

Segment Adjusted EBITDA (2)
			% Change
	Q3 2021	Q3 2020	YOY
Broadband	$158.1	$202.3	(21.8)%
Outdoor Wireless	60.5	53.6	12.9
Venue and Campus	56.0	55.6	0.7
Core adjusted EBITDA (1)	274.6	311.5	(11.8)
Home	(15.5)	30.4	(151.0)
Total segment adjusted EBITDA	$259.1	$341.9	(24.2)%

(1) “Core” financial measures reflect the results or otherwise pertain to the performance of the Broadband Networks, Outdoor Wireless Networks and Venue and Campus Networks segments, in the aggregate. Core financial measures exclude the results of our Home Networks segment.

(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Third Quarter 2021 Segment Adjusted EBITDA Reconciliation

	Broadband	Outdoor Wireless	Venue and Campus	Home	Total
Operating income (loss), as reported	$50.8	$43.2	$(4.6)	$(68.4)	$21.0
Amortization of purchased intangible assets	80.5	8.2	38.3	26.0	153.0
Restructuring costs (credits), net	(3.6)	0.4	(0.1)	0.2	(3.1)
Equity-based compensation	8.6	2.2	6.7	3.5	21.0
Transaction, transformation and integration costs	6.4	2.7	4.3	12.8	26.2
Acquisition accounting adjustments	1.2	—	1.0	0.5	2.8
Patent claims and litigation settlements	—	—	—	5.0	5.0
Depreciation	14.1	3.8	10.3	5.0	33.2
Segment adjusted EBITDA	$158.1	$60.5	$56.0	$(15.5)	$259.1
Segment adjusted EBITDA % of sales	20.3%	17.0%	10.1%	(3.7%)	12.3%

Third Quarter 2020 Segment Adjusted EBITDA Reconciliation

	Broadband	Outdoor Wireless	Venue and Campus	Home	Total
Operating income (loss), as reported	$75.0	$26.0	$(43.2)	$(2.0)	$55.8
Amortization of purchased intangible assets	81.2	11.4	39.6	26.0	158.1
Restructuring costs, net	11.7	5.9	18.9	3.8	40.3
Equity-based compensation	13.1	4.0	10.3	6.5	34.0
Transaction, transformation and integration costs	1.7	0.9	1.3	0.9	4.8
Acquisition accounting adjustments	2.8	—	1.7	0.5	5.1
Patent claims and litigation settlements	—	—	13.7	(15.1)	(1.4)
Executive severance	2.2	1.2	1.7	1.2	6.3
Depreciation	14.6	4.1	11.7	8.5	38.9
Segment adjusted EBITDA	$202.3	$53.6	$55.6	$30.4	$341.9
Segment adjusted EBITDA % of sales	24.9%	19.7%	10.9%	5.3%	15.8%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Cash flow from operations	$172.2	$97.7	$(124.0)	$191.6	$67.1
Capital expenditures	(25.8)	(47.7)	(26.4)	(33.8)	(36.0)
Free cash flow	146.4	50.0	(150.4)	157.8	31.1
Transaction, transformation and integration costs	4.8	4.3	8.2	15.2	26.3
Restructuring costs, net	24.8	10.8	7.2	24.8	6.9
Adjusted free cash flow	$176.0	$65.1	$(135.0)	$197.8	$64.3

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Gross profit, as reported	$735.5	$715.0	$672.2	$673.3	$653.0
Equity-based compensation	5.5	4.0	3.9	2.7	3.5
Acquisition accounting adjustments	5.1	4.8	3.3	3.0	2.8
Patent claims and litigation settlements	(1.4)	5.0	1.5	40.0	5.0
Adjusted gross profit	$744.7	$728.8	$680.9	$719.0	$664.3
Adjusted gross profit as % of sales	34.3%	34.2%	32.9%	32.9%	31.6%

GAAP to Non-GAAP Adjusted Operating Expense

	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
Selling, general and administrative, as reported	$296.7	$272.0	$292.7	$302.3	$314.3
Research and development, as reported	184.6	162.2	171.5	176.3	167.8
Operating expenses	$481.3	$434.2	$464.2	$478.6	$482.1
Equity-based compensation	28.5	21.0	19.6	13.7	17.5
Transaction, transformation and integration costs	4.8	7.1	15.7	21.0	26.2
Executive severance	6.3	—	—	—	—
Adjusted operating expense	$441.7	$406.1	$428.9	$443.9	$438.4
Adjusted operating expense as % of sales	20.4%	19.0%	20.7%	20.3%	20.8%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures